                                                                     EXHIBIT 3.2


                             ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                                  SEFCO, INC.


     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     First: The name of the corporation is Sefco, Inc.

     Second: The following amendment was adopted by the shareholders of the corporation on October 6, 1989, in the manner prescribed by the Colorado Corporation Code: The name of the corporation is changed to The Members Financial Service Bureau, Inc.

     Third: The number of shares voted for such amendment was sufficient for approval of the amendment.

     Dated this 6th day of October, 1989.

                                             SEFCO, INC., now THE MEMBERS
                                             FINANCIAL SERVICE BUREAU, INC.


                                          By /s/ WILLIAM SEFTON
                                             -----------------------------------
                                             President

                                          By /s/ CHERYL A. CROWE
                                             -----------------------------------
                                             Secretary


                                  VERIFICATION

State of Colorado)
                 ) ss
County of Boulder)

     I, Roger V. Davidson, a Notary Public, hereby certify that on the 6th day of October, 1989, personally appeared before me, William Sefton, who, being by me first duly sworn, declared that he signed the foregoing document as President of the corporation named therein, and that he is eighteen years of age or more, and that the statements contained therein are true.

     In witness whereof, I have hereunto set my hand and official seal this 6th day of October, 1989.

                                             /s/ ROGER V. DAVIDSON
                                             -----------------------------------
                                             Notary Public


                                             11/4/1990
                                             -----------------------------------
                                             My commission expires